Exhibit 10.1

Execution Version

TRUIST BANK 214 N Tryon Street Charlotte, NC 28202	TRUIST SECURITIES, INC. 3333 Peachtree Road Atlanta, GA 30326

CONFIDENTIAL
January 26, 2021
American Public Education, Inc.
111 W. Congress Street
Charles Town, WV 25414
Attention: Rick Sunderland, EVP & Chief Financial Officer

Project Hometown
Commitment Letter Joinder
Ladies and Gentlemen:
Reference is made to (a) that certain Commitment Letter, dated as of October 28, 2020 (together with the annexes and exhibits attached thereto, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Commitment Letter”), among Macquarie Capital (USA) Inc. (“Macquarie Capital”) and Macquarie Capital Funding LLC (“Macquarie Lender” and, together with Macquarie Capital, collectively, “Macquarie”; each an “Initial Commitment Party,” and, collectively, the “Initial Commitment Parties,” “us” or “we”) and American Public Education, Inc., a Delaware corporation (“you” or the “Borrower”), and (b) the Fee Letter referred to therein. Copies of the Commitment Letter and the Fee Letter are attached hereto as Annexes A and B.
This joinder agreement (this “Joinder Agreement”) sets forth the agreement of the Borrower and the Initial Commitment Parties regarding the joinder of Truist Bank and Truist Securities, Inc. (“Truist Securities”; together with Truist Bank, “Truist” or the “Additional Commitment Party”), to the Commitment Letter and the Fee Letter to provide a portion of the commitments under the Commitment Letter and be entitled to a portion of the fees under the Fee Letter. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.
1.Commitment.
The Initial Commitment Parties and you agree that, pursuant to Section A of the Commitment Letter, you hereby appoint Truist Securities as a joint lead arranger and joint bookrunner, for the Facilities, and Truist Securities hereby accepts such appointment and agrees to act in such capacity; provided that, for the avoidance of doubt, Truist Securities shall have a “passive” role in such capacities. Truist Bank hereby commits to provide on a several, but not joint, basis (a) a portion of the Term Loan B Facility in an aggregate principal amount of $30,000,000 and (b) a portion of the Revolving Credit Facility in an aggregate principal amount of $7,500,000, in each case, subject only to and on the terms and conditions expressly set forth in the Commitment Letter.
Effective as of the date hereof, the commitments and economics of Macquarie under the Commitment Letter and Fee Letter in respect of the Facilities are automatically ratably reduced by the Additional Commitment Party’s commitments hereunder as set forth on Schedule I hereto.

2.Agreement of Additional Commitment Party to Be Bound; Titles; Etc. The Additional Commitment Party agrees to be, and hereby becomes, bound by the terms and conditions and subject to all commitments and obligations, as applicable, under the Commitment Letter and the Fee Letter applicable to a “Commitment Party”, a “Lead Arranger”, and an “Initial Lender”, thereunder, and the Additional Commitment Party shall also be entitled to all of the rights and benefits applicable to a “Commitment Party”, a “Lead Arranger”, and an “Initial Lender” thereunder and shall be included in the terms “we” and “us” (in each case, in the appropriate context), in each case, as if the Additional Commitment Party was originally a party thereto as a “Commitment Party”, a “Lead Arranger”, and an “Initial Lender”. It is understood that in any offering and/or marketing materials and presentations, including the Information Memorandum to be used in connection with the syndication of the Facilities Macquarie shall have “left side” designation and shall hold the roles and responsibility customarily associated with such placement, and each Lead Arranger shall be listed after Macquarie in the manner determined by the Borrower in any such marketing materials and presentations.
The Additional Commitment Party acknowledges and agrees that the Borrower may enter into one or more joinder agreements similar to this letter agreement appointing Additional Arrangers (as defined in the Commitment Letter) without the requirement that the Additional Commitment Party appointed hereunder become a party or consent thereto. Upon the effectiveness of any such joinder agreements, the commitments of Macquarie with respect to each Facility, as applicable, will be reduced by the amount of the commitments provided in respect of each Facility.
3.Independent Investigation. The Additional Commitment Party acknowledges that it has, independently and without any reliance upon any Initial Commitment Party or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Borrower and its affiliates and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the commitment evidenced by this Joinder Agreement.
4.Miscellaneous. This Joinder Agreement, together with the Commitment Letter, the Fee Letter and any other commitment letter joinders, sets forth the entire understanding of the parties with respect to the Facilities, and supersedes all prior agreements and understandings related to the subject matter hereof. The parties hereto agree that this Joinder Agreement is subject to the assignment provisions of the Commitment Letter, is intended to be solely for the benefit of the parties hereto and, to the extent expressly provided in the Commitment Letter, the Indemnified Persons, and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and, to the extent expressly provided in Section D.2 of the Commitment Letter, the Indemnified Persons. This Joinder Agreement constitutes an amendment to the Commitment Letter and the Fee Letter, each of which shall remain in full force and effect as amended hereby. Except as expressly set forth herein, nothing contained in this Joinder Agreement shall constitute a modification, acceptance or waiver of any other provision of the Commitment Letter or the Fee Letter. This Joinder Agreement may not be amended or waived or modified except by an instrument in writing signed by each Commitment Party (including the Additional Commitment Party) and you. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Joinder Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar and applicable state laws based on the Uniform Electronic Transactions Act. In the event of a conflict between the terms of the Commitment Letter or the Fee Letter, on the one hand, and this Joinder Agreement, on the other hand, the terms of this Joinder Agreement shall control. This Joinder Agreement and any claim, controversy or dispute arising under or relating to this Joinder Agreement (whether in contract, tort or otherwise) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Joinder Agreement and its contents are subject to the jurisdiction, venue, service of process, waiver of jury trial, expenses, reimbursement, indemnification, absence of fiduciary duty and confidentiality provisions of the Commitment Letter, which shall be incorporated herein, mutatis mutandis; provided that (a) all references therein to “this Commitment Letter” shall be deemed to refer to the Commitment Letter (as amended by this Joinder Agreement) and (b) such other modifications thereof shall be deemed made as necessary to effectuate the intent of the parties hereunder.
5.Acceptance and Termination. This Joinder Agreement and the commitments and agreements of the Additional Commitment Party hereunder shall automatically terminate as set forth in Section F of the Commitment Letter; provided that the termination of any commitment pursuant to this sentence does not prejudice our or your rights and remedies in respect of any breach of this Joinder Agreement.

We are pleased to have been given the opportunity to assist you in connection with this important financing.
Very truly yours,
TRUIST BANK

By: /s/ Thomas Parrott
Name: Thomas Parrott
Title: Managing Director
TRUIST SECURITIES, INC.

By: /s/ Keith Roberts
Name: Keith Roberts
Title: Managing Director

Signature Page to Project Hometown Joinder Agreement

Accepted and agreed to as of
the date first above written:
AMERICAN PUBLIC EDUCATION, INC.
By: /s/ Richard W. Sunderland, Jr.
Name: Richard W. Sunderland, Jr.
Title: CFO

Signature Page to Hometown Joinder Agreement

AGREED TO AND ACCEPTED as of
the date first above written:
MACQUARIE CAPITAL (USA) INC.

By: /s/ Michael Barrish
Name: Michael Barrish
Title: Managing Director

By: /s/ Jeff Abt
Name: Jeff Abt
Title: Managing Director

MACQUARIE CAPITAL FUNDING LLC

By: /s/ Michael Barrish
Name: Michael Barrish
Title: Authorized Signatory

By: /s/ Jeff Abt
Name: Jeff Abt
Title: Authorized Signatory

Signature Page to Project Hometown Joinder Agreement

SCHEDULE I

Additional Commitment Parties	Commitment Amount: Term Loan B Facility	Commitment Amount: Revolving Credit Facility
Truist Bank	$30,000,000	$7,500,000
TOTAL	$30,000,000	$7,500,000

ANNEX A
Project Hometown – Commitment Letter
[Attached]

ANNEX B
Project Hometown – Fee Letter
[Attached]